Filed Pursuant to Rule 424(b)(5)
Registration No. 333-291582

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 12, 2025)

WORKSPORT LTD

Shares of Common Stock

Up to $493,000

This prospectus supplement (the “Prospectus Supplement”) amends and supplements the prospectus supplement dated December 12, 2025 (the “ATM Prospectus Supplement”) and the prospectus dated December 12, 2025 (the “Base Prospectus”), relating to the offer and sale of shares of our common stock, par value $0.001 per share, pursuant to that certain At the Market Offering Agreement dated as of September 30, 2022, as amended on November 14, 2025 (the “Sales Agreement”), with H.C. Wainwright & Co., LLC (“Wainwright”).

Our common stock is listed on The Nasdaq Capital Market under the symbol “WKSP.” On August 6, 2026, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.7122 per share.

We are a “smaller reporting company” as defined under the federal securities laws and, under applicable Securities and Exchange Commission rules, we have elected to comply with certain reduced public company reporting and disclosure requirements.

Pursuant to General Instruction I.B.6 of Form S-3, in no event shall we sell securities in primary offerings having an aggregate market value in excess of one-third of our public float during any 12 calendar month period so long as our public float remains below $75,000,000. As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $17,554,561, based on 14,876,747 shares of common stock held by non-affiliates and a per share price of $1.18, which was the closing price of our common stock on The Nasdaq Capital Market on June 29, 2026 (a date within 60 days of the date of this prospectus supplement). One-third of our public float, calculated as described above, is approximately $5,851,520.49. During the 12-calendar-month period prior to and including the date of this prospectus supplement, we have sold securities having an aggregate market value of approximately $5,353,564.88 pursuant to General Instruction I.B.6 of Form S-3. Accordingly, as of the date of this prospectus supplement, we have approximately $497,955.61 of remaining capacity available for future sales pursuant to General Instruction I.B.6 of Form S-3.

This prospectus supplement amends and supplements the prospectus supplement dated December 12, 2025 (the “ATM Prospectus Supplement”), relating to the offer and sale of shares of our common stock pursuant to the Sales Agreement by and between the Company and Wainwright. This prospectus supplement updates the maximum aggregate offering price of shares of our common stock that may be offered and sold pursuant to the Sales Agreement in accordance with the limitations of General Instruction I.B.6 of Form S-3. Accordingly, from and after the date of this prospectus supplement, we may offer and sell shares of our common stock having an aggregate offering price of up to $493,000 pursuant to the Sales Agreement. Except as expressly amended and supplemented by this prospectus supplement, the ATM Prospectus Supplement remains unchanged.

Investing in our securities involves a high degree of risk. Before making any decision to invest in our securities, you should carefully consider the information disclosed in this prospectus supplement, the ATM Prospectus Supplement and the Base Prospectus, including the information under “Risk Factors” beginning on page S-6  of this prospectus supplement, as well as the information, including the risk factors, contained or incorporated by reference in this prospectus supplement and the Base Prospectus as described under the heading “Where You Can Find More Information.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

H.C. Wainwright & Co.

The date of this prospectus supplement is August 7, 2026.

S-1

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement amends and supplements the prospectus supplement dated December 12, 2025 (the “ATM Prospectus Supplement”), relating to the offer and sale of shares of our common stock pursuant to that certain At the Market Offering Agreement, dated September 30, 2022, as amended on November 14, 2025 (the “Sales Agreement”), by and between Worksport Ltd. and H.C. Wainwright & Co., LLC, as sales agent (“Wainwright”).

The ATM Prospectus Supplement was filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, in connection with our effective Registration Statement on Form S-3 (File No. 333-291582), which was filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2025 and declared effective on December 12, 2025.

This prospectus supplement updates certain information contained in the ATM Prospectus Supplement, including the maximum aggregate offering price of shares of our common stock that may be offered and sold pursuant to the Sales Agreement in accordance with the limitations of General Instruction I.B.6 of Form S-3. Except as expressly supplemented or amended by this prospectus supplement, the information contained in the ATM Prospectus Supplement remains unchanged.

This prospectus supplement should be read together with the ATM Prospectus Supplement, the accompanying base prospectus dated December 12, 2025 (the “Base Prospectus”), and the documents incorporated by reference therein and herein. To the extent there is any conflict between the information contained in this prospectus supplement and the information contained in the ATM Prospectus Supplement, the Base Prospectus or any document incorporated by reference therein that was filed with the SEC before the date of this prospectus supplement, you should rely on the information contained in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the ATM Prospectus Supplement and the Base Prospectus. We have not, and Wainwright has not, authorized anyone to provide you with different or additional information. We are not, and Wainwright is not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the ATM Prospectus Supplement, the Base Prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates, regardless of the time of delivery of any of those documents or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, nor does it constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement to “we,” “us,” “our,” the “Company,” or “Worksport” refer to Worksport Ltd. and its subsidiaries.

Market data and certain industry data and forecasts used throughout this prospectus supplement were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. We have not independently verified data from these third-party sources.

S-2

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the ATM Prospectus Supplement, the Base Prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. All statements contained in this prospectus supplement, the ATM Prospectus Supplement, the Base Prospectus and the documents incorporated by reference herein and therein, other than statements of historical fact, are forward-looking statements. These statements include, among other things, statements regarding our strategy, future operations, financial position, revenues, projected costs, prospects, plans and objectives of management. Words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. You should not place undue reliance on these forward-looking statements. Important factors that could cause actual results to differ materially from those described in the forward-looking statements are discussed under the caption “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein. In addition, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may undertake.

You should read this prospectus supplement, the ATM Prospectus Supplement, the Base Prospectus and the documents incorporated by reference herein and therein with the understanding that our actual future results may be materially different from what we currently expect. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement, the ATM Prospectus Supplement, the accompanying Base Prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire prospectus supplement, the ATM Prospectus Supplement, the Base Prospectus and the documents incorporated by reference herein and therein, including the information under the caption “Risk Factors,” before making an investment decision.

S-3

Corporate Summary

Worksport Ltd. is a Nevada corporation engaged in the design, development, manufacture and sale of premium tonneau covers and clean energy solutions for the light truck market. Our product portfolio includes the SOLIS solar-integrated tonneau cover system, the COR portable energy storage system and the NEXUS premium tonneau cover. We design and manufacture our products at our facility located at 2500 N. America Drive, West Seneca, New York 14224.

Corporate Information

We were incorporated in the State of Nevada. Our principal executive offices are located at 2500 N. America Drive, West Seneca, New York 14224, and our telephone number is (888) 554-8789. Our website address is www.worksport.com. Information contained on, or accessible through, our website is not incorporated by reference into and does not constitute a part of this prospectus supplement, the ATM Prospectus Supplement or the Base Prospectus. Our SEC filings are available at www.sec.gov.

Smaller Reporting Company

We are a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act. As a smaller reporting company, we are eligible to take advantage of certain reduced disclosure and other requirements that are otherwise applicable to public companies, including, among other things, providing only two years of audited financial statements, reduced executive compensation disclosure, and scaled disclosures regarding executive compensation and certain other matters. We may continue to take advantage of these reduced disclosure requirements for so long as we qualify as a smaller reporting company under applicable SEC rules.

Controlled Company

Steven Rossi, our Chief Executive Officer, holds 100 shares of our Series A Preferred Stock, which carry 51% of the voting power of all outstanding voting securities. As a result, we are a “controlled company” within the meaning of the Nasdaq Listing Rules. As a controlled company, we are eligible to elect not to comply with certain Nasdaq corporate governance requirements, including the requirements that (i) a majority of our board of directors consist of independent directors, (ii) our board maintain a compensation committee comprised entirely of independent directors, and (iii) director nominees be selected or recommended for selection by either a majority of the independent directors or a nominating committee composed entirely of independent directors. Although we qualify as a controlled company, we do not currently rely on these exemptions and currently comply with the applicable Nasdaq corporate governance requirements. We may elect to rely on one or more of these exemptions in the future.

S-4

THE OFFERING

Common Stock Offered	Shares of our common stock having an aggregate offering price of up to $493,000 that may be offered and sold from time to time pursuant to the At the Market Offering Agreement, dated September 30, 2022, as amended on November 14, 2025, by and between the Company and H.C. Wainwright & Co., LLC, as sales agent.

Offering Price	At market prices prevailing on The Nasdaq Capital Market at the time of sale.

Common Stock Outstanding Before This Offering (1)	15,298,333 shares of common stock as of August 7, 2026.

Use of Proceeds	We intend to use the net proceeds from any sales of our common stock pursuant to the Sales Agreement for working capital and general corporate purposes. See “Use of Proceeds.”

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, the ATM Prospectus Supplement, the Base Prospectus and the documents incorporated by reference herein and therein.

Nasdaq Capital Market Symbol	WKSP

(1) Excludes the following:

●	1,820,712 shares issuable upon exercise of outstanding stock options with a weighted average exercise price of $4.14 per share;

●	492,050 shares issuable upon exercise of outstanding stock options granted on July 31, 2026 with an exercise price of $0.636.

●	7,335,008 shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $3.85 per share;

●	244,556 shares issuable upon vesting/conversion of outstanding RSUs;

●	274,000 shares issuable upon vesting / conversion of RSUs granted on July 31, 2026;

●	427,612 shares issuable upon conversion of outstanding Series C Convertible Preferred Stock (convertible on a 1:1 basis); and

●	30,000 shares issuable upon vesting of performance stock units.

S-5

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making any decision to invest in our securities, you should carefully consider the risk factors set forth below, in the ATM Prospectus Supplement and the Base Prospectus, and in the documents incorporated by reference herein, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our Quarterly Reports on Form 10-Q, together with all of the other information contained in this prospectus supplement, the ATM Prospectus Supplement and the Base Prospectus, and the documents incorporated by reference herein and therein. If any of these risks materialize, our business, financial condition, results of operations and future prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

Our stock ownership structure has the effect of concentrating voting control with our Chief Executive Officer and Chairman, Steven Rossi, which will limit the ability of other shareholders to influence the outcome of important decisions.

Mr. Steven Rossi currently owns 100% of our outstanding Series A Preferred Stock which entitles him to 51% of the voting power of our outstanding voting equity. Subject to any fiduciary duties owed to our other stockholders under Nevada law, Mr Steven Rossi is able to exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have some control over our management and policies. Mr. Steven Rossi may have interests that are different from yours. For example, Mr. Steven Rossi may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of our Company or otherwise discourage a potential acquirer from attempting to obtain control of our Company, which in turn could reduce the price of our stock. In addition, Mr. Steven Rossi could use his voting influence to maintain our existing management and directors in office, delay or prevent changes in control of our Company, or support or reject other management and Board proposals that are subject to stockholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, and our ability to continue our operations depends on our ability to generate cash flow and obtain additional financing.

Our independent registered public accounting firm’s report on our consolidated financial statements as of and for the fiscal year ended December 31, 2025 includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. As of June 30, 2026, we had cash and cash equivalents of $1,160,157, an accumulated deficit of $93,721,747 and a net loss of $9,793,824 for the six months then ended. Although we had working capital of $10,961,086 and availability under our revolving line of credit, we have not generated profit from operations since inception and have historically relied on debt and equity financings to fund our operations. Our ability to continue as a going concern depends on our ability to generate cash flows from operations and obtain additional financing. There can be no assurance that we will be able to obtain additional capital on acceptable terms, or at all, or that our efforts to improve operating performance will be successful.

We have identified material weaknesses in our internal control over financial reporting.

We have identified material weaknesses in our internal control over financial reporting relating to insufficient segregation of duties, inadequate written policies and procedures, and insufficient documentation of controls. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. While we are implementing remediation measures, we cannot assure you that these material weaknesses will be remediated in a timely manner, or at all.

Sales of our common stock under the Sales Agreement, or the perception that such sales may occur, may cause the market price of our common stock to decline.

The sale of shares of our common stock in the public market by us or the perception that we may sell shares could adversely affect the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market, including shares sold under the Sales Agreement, could cause the market price of our common stock to decline and could impair our ability to raise capital through the sale of additional equity securities.

S-6

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the net proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our common stock to decline.

We may require additional funding, which may not be available on acceptable terms or at all, and which may result in further dilution to stockholders.

We expect to require additional capital to fund our operations. We may seek additional capital through a combination of public and private equity offerings, debt financings and strategic collaborations. If we raise additional funds by issuing equity or convertible debt securities, the ownership interests of our existing stockholders will be diluted. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue our operations.

Our public float is below $75,000,000, limiting our ability to raise capital through public primary offerings on Form S-3.

Because our public float is below $75,000,000, we are subject to the limitations of General Instruction I.B.6 of Form S-3, which restricts the aggregate market value of securities we may sell in primary offerings on Form S-3 during any 12-calendar-month period to one-third of our public float. These constraints may limit our ability to raise sufficient capital through primary offerings on Form S-3, including under the Sales Agreement.

Our stock price is highly volatile and may decline.

The market price of our common stock has been, and is likely to continue to be, highly volatile. The stock market in general, and the market for small-cap companies in particular, have experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry fluctuations may negatively impact the market price of our common stock, regardless of our actual operating performance.

USE OF PROCEEDS

We may offer and sell shares of our common stock having an aggregate offering price of up to $493,000 from time to time pursuant to the Sales Agreement through Wainwright, as sales agent. There can be no assurance that we will sell any shares pursuant to the Sales Agreement or, if we do, as to the amount of proceeds we will receive.

We currently intend to use the net proceeds from any sales of our common stock pursuant to the Sales Agreement for working capital and general corporate purposes.

Because there is no minimum offering amount required pursuant to the Sales Agreement and the timing and amount of any sales thereunder are at our discretion, we cannot estimate the amount of net proceeds, if any, that we will receive from this offering. Accordingly, our management will retain broad discretion over the use of any net proceeds from sales of our common stock pursuant to the Sales Agreement.

S-7

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Wainwright, pursuant to which we may offer and sell shares of our common stock from time to time through Wainwright, acting as sales agent. The Sales Agreement was originally entered into on September 30, 2022 and amended on November 14, 2025 in connection with our Registration Statement on Form S-3 (File No. 333-291582). This prospectus supplement amends and supplements the ATM Prospectus Supplement solely to update the amount of shares of our common stock that may currently be offered and sold pursuant to the Sales Agreement in accordance with the limitations of General Instruction I.B.6 of Form S-3. Accordingly, from and after the date of this prospectus supplement, we may offer and sell shares of our common stock having an aggregate offering price of up to $493,000 pursuant to the Sales Agreement. Except as expressly amended and supplemented hereby, the ATM Prospectus Supplement and the Sales Agreement remain unchanged.

Each time we wish to issue and sell shares of our common stock under the Sales Agreement, we will notify Wainwright of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares that may be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Wainwright, unless Wainwright declines to accept the terms of the notice, Wainwright has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such shares up to the amount specified on such terms.

Wainwright will provide written confirmation to us no later than the opening of the trading day on The Nasdaq Capital Market following the trading day on which shares of our common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross sales proceeds, the net proceeds to us and the compensation payable by us with respect to such sales.

We will pay Wainwright a commission of up to 3.0% of the aggregate gross proceeds from each sale of our common stock made through Wainwright as sales agent under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we agreed to reimburse the Sales Agent for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $50,000, which was paid at the commencement of this offering, in addition to certain ongoing disbursements of its legal counsel up to $2,500 per due diligence update. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the Sales Agent under the terms of the Sales Agreement, will be approximately $40,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Settlement for sales of our common stock will occur on the first trading day following the date on which any sales are made (or such shorter settlement cycle as may be in effect under Rule 15c6-1 under the Exchange Act from time to time), or on such other date as may be agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon.

S-8

We and Wainwright may each terminate the Sales Agreement at any time upon ten (10) days’ prior written notice or, in the case of Wainwright, immediately upon the occurrence of certain events, including a material adverse change in our Company.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.  Wainwright and its affiliates may in the future provide various investment banking, commercial banking and other financial services to us and our affiliates, for which they may receive customary compensation.  In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This summary of certain material provisions of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, as amended, which has been filed with the SEC and is incorporated by reference into the registration statement of which this prospectus supplement forms a part.

The principal office of Wainwright is located at 430 Park Avenue, Third Floor, New York, New York 10022.

The transfer agent and registrar for our common stock is Odyssey Transfer and Trust Company, 860 Blue Gentian Road, Suite 320, Eagan, Minnesota 55121, telephone (612) 453-4531.

Our common stock is listed on The Nasdaq Capital Market under the symbol “WKSP.”

LEGAL MATTERS

Certain legal matters relating to the offering of the securities under this prospectus supplement will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The consolidated financial statements of Worksport Ltd. as of December 31, 2025 and for the year ended December 31, 2025, have been audited by Lumsden & McCormick, LLP, independent registered public accounting firm, as stated in their report, which report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern. Such consolidated financial statements are incorporated in this prospectus supplement in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (File No. 333-291582) under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement, which is part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules. For further information about us and the securities offered by this prospectus supplement, reference is made to the registration statement, including the exhibits and schedules thereto.

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov. We also maintain a website at www.worksport.com where these reports are available. However, information on our website does not constitute a part of, and is not incorporated by reference in, this prospectus supplement, the ATM Prospectus Supplement or the Base Prospectus.

S-9

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus supplement certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below that have been previously filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 26, 2026;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 filed with the SEC on May 13, 2026;

●	our Current Reports on Form 8-K filed with the SEC on March 26, 2026, April 14, 2026, April 20, 2026, April 29, 2026, May 1, 2026, May 7, 2026, May 13, 2026, May 26, 2026, June 9, 2026 and June 24, 2026 (other than information furnished rather than filed pursuant to Item 2.02 or Item 7.01 of Form 8-K); and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed on July 27, 2021 (File No. 001-40681), including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those portions of Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 thereof, including exhibits relating to such items, unless expressly incorporated by reference therein) after the date of this prospectus supplement and prior to the termination of the offering of the securities described herein. Information contained in such future filings automatically updates and supersedes the information contained in this prospectus supplement and in the documents incorporated by reference herein to the extent the later-filed information modifies or replaces the earlier information.

You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by writing or telephoning us at the following address or telephone number: Worksport Ltd., 2500 N America Dr, West Seneca, NY 14224; Attention: Steven Rossi, Chief Executive Officer, Telephone: (888) 554-8789.

S-10

PROSPECTUS

WORKSPORT LTD.

$30,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

From time to time, we may offer and sell shares of preferred stock, common stock, debt securities or warrants to purchase preferred stock, common stock or any combination of these securities, either separately or in units, in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. The debt securities and warrants may be convertible into or exercisable or exchangeable for preferred stock, common stock or debt securities and the preferred stock may be convertible into or exchangeable for common stock. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $30,000,000.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus. Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement that includes a description of the method and terms of that offering.

Our common stock is quoted on the Nasdaq Capital Market (“Nasdaq”) under the symbol “WKSP.” The last reported sale price of our common stock on Nasdaq on November 13, 2025 was $2.155 per share. You are urged to obtain current market quotations of our common stock.

As of November 14, 2025, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $30,282,403, calculated based on 8,254,389 shares of common stock outstanding, of which 8,000,635 shares were held by non-affiliates, and a per share price of $3.785, which was the closing price of our common stock on the Nasdaq Capital Market on October 9, 2025 (a date within 60 days of the date of this prospectus).

Pursuant to General Instruction I.B.6 of Form S-3, we may not sell in primary offerings under this registration statement more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. One-third of our public float, calculated as described above, is approximately $10,094,134.

During the 12-month period that ended on and includes the date of this prospectus, we sold securities with an aggregate market value of approximately $6,087,638 pursuant to General Instruction I.B.6. As a result, our remaining capacity to sell securities under General Instruction I.B.6 is approximately $4,006,400.

If, subsequent to the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, the one-third limitation will no longer apply to additional sales made a prospectus supplement.

Other than our common stock, we have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and have elected to follow certain scaled disclosure requirements available to smaller reporting companies.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 and any risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $30,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to the terms “the Company,” “Worksport,” “we,” “our” and “us” or other similar terms mean Worksport Ltd. and our subsidiaries, Worksport Ontario, a Canadian corporation, Terravis Energy, Inc., a Colorado corporation, Worksport New York Operations Corporation, a New York corporation, Worksport USA Operations Corporation, a Colorado corporation, Worksport USA Holding Corporation, a Colorado corporation, and Worksport Acquisition Corporation, a Delaware corporation, unless we state otherwise or the context indicates otherwise.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business strategy, research and development plans, the anticipated timing, costs, design and conduct of our ongoing and planned research and development for our products, our ability to commercialize our products, the impact of the coronavirus (COVID-19) pandemic and global geopolitical events, such as the ongoing conflict between Russia and Ukraine, on our business, the potential benefits of strategic agreements and our intent to enter into any strategic arrangements, the timing and likelihood of success, plans and objectives of management for future operations, and future results of anticipated product development efforts, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “plan,” “anticipate,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions, which we discuss in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors” and elsewhere in this prospectus. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

iii

MARKET, INDUSTRY AND OTHER DATA

This prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business, and markets for our products. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, technology and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information. As a result, you are cautioned not to give undue weight to such information.

TRADEMARKS

Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks, service marks and trade names included or incorporated by reference into this prospectus or the accompanying prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

iv

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We design, develop, and manufacture innovative products for various markets, including automotive accessories, consumer electronics, and both residential and commercial HVAC system markets. We are able monetize and protect our products through a large and growing intellectual property portfolio with patents and trademarks relating to, among other things, tonneau covers, solar-integrated tonneau covers, portable power stations, NP (non-parasitic) hydrogen-based green energy systems, residential heating and cooling systems (heat pumps), and electric vehicle charging stations. We seek to provide consumers with next-generation automotive accessories through the production of our innovative line of tonneau covers for light trucks while capitalizing on growing consumer interest in clean energy solutions and power grid independence through the launch of our forthcoming solar tonneau cover (Worksport SOLIS) and mobile battery generator system (Worksport COR). Our subsidiary, TerraVis Energy, is poised to revolutionize the local and global markets for efficient home and commercial heat pumps through its groundbreaking TerraVis Energy Aetherlux. This prototype heat pump, currently under rigorous development, showcases exceptional early test results that underscore its remarkable efficiency in heating and cooling across both extreme hot and cold climates.

Products

Worksport SOLIS

The SOLIS solar tonneau cover is the first folding solar tonneau cover, combining robust design and solar technology to provide up to 650 watts of clean energy. This innovative product not only protects your truck bed but also transforms any compatible pickup truck into a mobile power station. It is the perfect solution for pickup truck owners, outdoor enthusiasts, first responders, and worksites.

Worksport COR

The COR energy storage system (“COR”) is a portable power station designed to store and deliver power wherever needed. It can be mounted onto pickup truck beds and provide up to kWh of energy storage. Our next-generation COR Pro unit is expected to allow for battery swapping without a drop in power output for 15 seconds at 2000W and can be used for various activities. It can be purchased separately or with the SOLIS tonneau cover and is Worksport’s first product in the energy storage market.

TVE AetherLux

Developed by Worksport’s subsidiary Terravis Energy (TVE), the AetherLux platform introduces the company’s breakthrough ZeroFrost™ heat pump technology. The AetherLux Pro model is designed as a Combined Cooling, Heating, and Power (CCHP) system that redefines energy efficiency in cold climates. By virtually eliminating frost buildup, it maintains high performance even in extreme temperatures, while providing superior efficiency in all temperatures. AetherLux systems are intended for use in residential, commercial, and industrial environments, offering scalable power management, integrated smart controls, and compatibility with renewable energy inputs - aligning with Worksport’s long-term vision of a clean, decentralized energy ecosystem.

Amendment to Articles of Incorporation

On April 17, 2025, our Board of Directors ( the “Board”) and majority shareholder approved an amendment to our amended and restated articles of incorporation (the “Articles of Incorporation”) to increase the total number of authorized shares of capital stock from 30,900,000 to 55,000,000, consisting of an increase in the authorized number of shares of common stock from 29,900,000 to 45,000,000 and an increase in the authorized number of shares of preferred stock from 1,000,000 to 10,000,000. We filed the amendment to the Articles of Incorporation on May 19, 2025, effective as of May 19, 2025.

1

Reverse Common Stock Split

On February 25, 2025, the Board approved a certificate of change to our Articles of Incorporation to effect a reverse stock split of our issued and outstanding common stock (the “Reverse Stock Split”). On March 5, 2025, our Board of Directors determined a final split ratio of 1:10. In addition, the authorized number of shares of common stock were proportionally reduced from 299,000,000 to 29,900,000 shares in connection with the Reverse Stock Split.

On March 18, 2025, we effected the Reverse Stock Split at the ratio of 1:10, which immediately proportionally reduced the authorized number of shares of common stock from 299,000,000 to 29,900,000. Pursuant to the laws of the State of Nevada, shareholder approval was not required in order to effect the split as the Board has the authority to effect a reverse stock split without shareholder approval if the number of authorized shares of common stock is proportionally reduced as a result. No fractional shares were issued as a result of the Reverse Stock Split. Each fractional share was automatically rounded up to the next whole share.

The Reverse Stock Split was undertaken in order for us to regain compliance with the minimum bid requirement under Nasdaq Listing Rule 5550(a)(2).

Recent Offerings

Regulation A (Reg A+) Offering

Between June 2025 and October 2025, we conducted a Regulation A offering pursuant to an offering statement on Form 1-A (File No. 024-12604) qualified by the SEC on May 7, 2025 pursuant to which we sold and issued an aggregate of 3,074,588 units for $3.25 per unit. Each unit consisted of one share of 8% Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and one warrant to purchase one share of our common stock for $4.50 per share from the date of issuance until the third day of issuance. The gross proceeds of the offering were approximately $10,000,000 before deducting commission, fees and offering expenses payable by the Company. The Company intends to use the net proceeds of the offering for general corporate and working capital purposes.

February 2025 Inducement Letter; New Warrants

On February 27, 2025, we entered into a common stock warrant exercise inducement offer letter (the “2025 Inducement Letter”) with a certain holder (the “Holder”) of existing warrants to purchase shares of our common stock at an exercise price of $5.198 per share, issued on May 29, 2024 (the “May 2024 Existing Warrants”), pursuant to which the Holder agreed to exercise for cash its May 2024 Existing Warrants to purchase an aggregate of 1,295,000 shares of our common stock at $5.198 per share, in consideration for our agreement to issue new warrants (the “2025 Inducement Warrants”), to purchase an aggregate of 1,424,500 shares of our common stock at an exercise price of $6.502 per share, subject to adjustment for stock splits, recapitalizations and reorganizations and beneficial ownership limitations as described therein. Each 2025 Inducement Warrant is exercisable six months after issuance, or August 27, 2025, until five and a half-year anniversary from the date of issuance. We received proceeds of $6,731,410 before deducting placement agent fees and other offering expenses payable by the Company upon the exercise of the May 2024 Existing Warrants.

Recent Business Developments

The following highlights recent material developments in our business:

●	On April 29, 2025, the Company announced a strategic partnership with Patriot Automotive Technologies to accelerate nationwide expansion through Patriot’s network of over 200 dealer locations.

●	On May 28, 2025, the Company announced that it secured ISO 9001 Certification at its U.S. Factory, expected to pave new inroads towards substantial new OEM and global supply chain opportunities. This certification cycle officially commenced in April 2025 and remains valid through April 2028, contingent upon continued compliance.

●	On June 2, 2025 the Company announced that 80% of the AL4 product line—20 out of 25 planned models—had been successfully rolled out to market.

2

●	On June 5, 2025, the Company confirmed a Fall 2025 commercial launch for its much-anticipated modular nano-grid system, known as SOLIS & COR. This announcement follows the successful completion of key engineering milestones and validation benchmarks across both systems.

●	On June 10, 2025, the Company announced the addition of a second national automotive distributor, expanding the Company’s partnered dealer network to over 550 locations across the United States—representing a nearly sixfold increase since the beginning of 2025.

●	On July 16, 2025, Worksport announced that the AetherLux Pro heat pump with high-performance Zerofrost technology – a product of its subsidiary, Terravis Energy – had received the attention of multi-billion dollar corporations and U.S. government entities, with site visits and due diligence underway.

●	On July 16, 2025, Worksport announced it doubled its R&D footprint by beginning a new lease at a larger R&D facility in Ozark, Missouri for the development of upcoming product lines.

●	On August 5, 2025, Worksport announced its strongest 4-week production run since beginning domestic production.

●	On August 7, 2025, Worksport announced that it had doubled its Bitcoin holdings and invested into additional manufacturing machinery to double its production output.

●	On September 30, 2025, Worksport announced a 42% increase in national dealer partnerships over the preceding quarter.

Manufacturing

Our manufacturing updates reflect our commitment to quality and expansion. We outsource the production of our soft tonneau covers to a facility in Foshan, China, which we began to utilize for increased output in late 2023. We have also diversified our list of raw material suppliers and, in May 2022, acquired and set up a state-of-the-art partially automated production facility in West Seneca, New York for domestic manufacturing. In 2023, we initiated early production of our first hard folding tonneau cover (made in the USA with domestic and foreign parts), the Worksport AL3 Pro; it is now in active production for most major makes and models of light trucks in North America. In early 2025, we introduced the American-made AL4 hard cover to the market, which will be followed by the HD3 cover in late 2025. These updates demonstrate our dedication to meeting the growing demand for our products.

Intellectual Property

As of November 14, 2025, our patent portfolio consists of approximately twenty-two (22) issued utility patents and forty-nine (49) pending utility patent applications in various jurisdictions worldwide. Our portfolio further includes approximately fifty (50) design registrations and twenty-six (26) pending design applications in various jurisdictions worldwide. We are also in the process of preparing and filing several other utility and design patent applications across relevant countries and jurisdictions.

As of November 14, 2025, the Company has approximately forty-one (41) trademark registrations and twelve (12) pending trademark applications in various jurisdictions worldwide.

Our Markets

We primarily compete in the Automotive Aftermarket Accessories and New Energy industries with a focus on the Tonneau Cover and Portable Power Station Markets.

Tonneau Cover Market

We offer various types of tonneau covers, primarily focusing on developing affordable and high-functioning soft and hard folding covers. The demand for pickup truck accessories is expected to grow, with electric pickup trucks gaining popularity. Our covers cater to the market for truck beds and utility modifications and are sold through various channels, including direct-to-consumer and retailer/dealer sales. The pickup truck market in North America is projected to see significant growth, and our SOLIS cover addresses the need for charging infrastructure for electric pickup trucks. The specialty automotive aftermarket is subject to consumer spending trends, which may affect sales of accessories like tonneau covers. Our covers are popular among pickup truck owners who use their vehicles for work, travel, outdoor recreation, and off-roading. They are sold through various channels, including business-to-business (B2B) channels like online retailers, distributors, and dealers, along with direct-to-consumers (D2C) via. Worksport’s e-commerce website.

3

Portable Power Station Market

The Portable Power Station Market is a young and globalized industry. It is expected to grow from $4.49 billion to $6.13 billion by 2032 at a compound annual growth rate of 3.90%1. North America’s market is currently valued at $1.28 billion with a 3.8% compound annual growth rate2. When paired with the SOLIS cover, we believe the COR energy storage system will be unique in that it can be safely charged while in motion.

1Source: Precedence Research. Portable Power Station Market. Retrieved from https://www.precedenceresearch.com/portable-power-station-market

2Source: Market Research Future. Global Portable Power Station Market Research Report. 2023.

Distribution

Our tonneau covers are distributed through wholesalers, distributors, and online retail channels, including eBay, Amazon, Walmart, and our own e-commerce platform. We are also pursuing relationships with Original Equipment Manufacturers. Our customers include master warehouse distributors, big box stores, dealers, wholesalers, and retail end consumers.

Competition

Tonneau Cover Competitors

The Tonneau Cover market is dominated by RealTruck, but we compete with other brands as well, such as Truck Accessories Group, Agri-Cover, Truck Covers USA, and Paragon. We aim to gain market share by being independent, innovative, lean, and competitively priced. Our small sales and customer support teams focus on building strong relationships and enforcing MAP policies. Our SOLIS cover offers unique features and potential partnerships with electric truck manufacturers.

Portable Power Station Competitors

The Portable Power Station market is global and highly fragmented, with numerous competitors such as EcoFlow, Alpha ESS Co., Ltd., Anker Technology, and Bluetti. Our strategy is to focus on the COR Portable Power Station Product Line and offer modular batteries for consumers to customize their stored energy capacity and upgrade over time.

At Worksport, we differentiate ourselves from our competitors through innovation, quality, onshoring, and customer focus. We believe our unique selling propositions, such as the SOLIS solar tonneau cover and the COR portable power station, set us apart in the market by offering integrated solutions that address the growing demand for renewable energy and sustainable products. Unlike others, we have successfully leveraged cutting-edge technology to transform traditional pickup truck accessories into multifunctional tools that enhance the utility and efficiency of vehicles. Our commitment to sustainability is not just a business strategy but a core value that resonates with environmentally conscious consumers. Moreover, our agile business model and strategic partnerships enable us to quickly adapt to industry trends and consumer needs, ensuring we stay ahead of the curve. In a market dominated by conventional products, Worksport stands out as a forward-thinking brand that delivers innovative, high-quality solutions designed to meet the evolving demands of modern consumers and the environment.

Supply of Components

Our soft and hard tonneau cover production requires various components such as plastics, rubber, foam, aluminum, and metal. We have a diverse supplier network in countries like the United States, the People’s Republic of China, Romania, Spain, Turkey, and Canada. We are also expanding our supply chain to include countries like Malaysia, Hungary, Czech Republic, Estonia, Latvia, Slovakia, Bulgaria, Vietnam, Thailand, Poland, Finland, Italy, and Lithuania. We are actively reducing our reliance on countries with potential geopolitical risks.

4

Research and Development

We continually invest in research and development, acquiring new assets and developing unique tonneau cover designs and sustainable materials. Our recently announced partnership with KULR Group aims to develop technology that may be used in future generations of the COR. Our subsidiary, TerraVis Energy, Inc., is researching and developing green energy solutions, such as heat pump technologies, for homes and communities.

Going Concern

Our independent registered public accounting firm’s report on our audited financial statements for the year ended December 31, 2024, included an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern due to our historical losses, accumulated deficit, and limited revenues. As of September 30, 2025, we had approximately $3.8 million in cash and cash equivalents (compared to $4.9 million at December 31, 2024) and an accumulated deficit of approximately $77.6 million (compared to $64.5 million as of December 31, 2024). In October 2025, we completed a $10.0 million Regulation A offering that strengthened our balance sheet and alleviated near-term liquidity concerns. However, until a future audit report is issued without such qualification, investors should continue to consider our historical liquidity risks, our reliance on external financing, and the potential adverse effects if we are unable to obtain sufficient funding on acceptable terms. See “Risk Factors—Our independent registered public accounting firm’s report contains an explanatory paragraph expressing substantial doubt about our ability to continue as a ‘going concern’.”

Summary of Risk Factors

Below is a summary of the numerous risks and uncertainties that you should consider before investing in our Company. Readers are encouraged to read the risk described under the “Risk Factors” section starting on page 7 of this Prospectus as well as our other filings made with the SEC.

●	Our auditors previously expressed substantial doubt about our ability to continue as a going concern. Although we raised approximately $10.0 million in October 2025, we continue to face liquidity risks and depend on future financing and improved operating cash flows.

●	We will require additional financing to fund operations, working capital and growth initiatives; such financing may not be available on acceptable terms and, if in equity or equity-linked form, will dilute existing stockholders; debt could impose restrictive covenants.

●	We have incurred recurring losses and may continue to incur significant expenses as we scale manufacturing, invest in R&D and expand our product portfolio; achieving and maintaining profitability is uncertain.

●	Our sales have been limited primarily to tonneau covers; our long-term results depend on successful development, launch, market acceptance and timely scaling of new products (including SOLIS and COR).

●	We are still optimizing domestic, capital-intensive manufacturing and may experience delays, cost overruns, process inefficiencies and reliance on third-party expertise.

●	We rely on a China-based supplier for soft covers; disruptions, shipping delays, policy changes, tariffs and evolving PRC legal/regulatory risks could materially affect cost, supply and margins.

●	Inflation, elevated interest rates and potential recession could suppress demand, increase borrowing and equipment costs, and pressure margins; higher rates also affect our facility financing and refinancing options.

●	We and our third-party partners face increasing risks of cyberattacks, data breaches and system failures that could cause operational disruption, legal exposure and reputational harm.

●	We face intense competition from larger, better-funded aftermarket providers; failure to strengthen our brand or adverse publicity (including social media and reviews) could harm growth.

5

●	Defects or recalls could result in returns, claims and reputational damage; our insurance (including product liability and recall-type coverages) may be insufficient or unavailable on favorable terms.

●	Our ability to protect and enforce IP (patents, trademarks and trade secrets) is uncertain, costly and subject to foreign enforcement limits; we may face third-party infringement claims.

●	Global conflicts, sanctions, trade restrictions and regulatory uncertainty (including potential U.S. policy shifts) may disrupt operations, increase costs or delay certifications.

●	A large pool of authorized but unissued shares may be issued without stockholder approval (subject to law/Nasdaq rules), diluting existing holders. Anti-takeover provisions and Nevada law, and the voting control of our CEO via preferred stock, may deter changes in control and limit stockholder influence.

●	We do not expect to pay dividends in the foreseeable future; returns, if any, will depend on stock price appreciation.

Our Corporate Information

Our principal corporate office and manufacturing, storage, and distribution facility is located at 2500 N. America Dr., West Seneca, NY 14224. Our main telephone number is (888) 554-8789, and our main website is www.worksport.com. The contents of our website are not incorporated by reference into this Prospectus.

We are subject to the informational requirements of the Exchange Act, and in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC. Information on or accessed through our website or the SEC’s website is not incorporated into this Prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our common stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on our common stock) or a public float (based on our common stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

We may choose to take advantage of some, but not all, of these exemptions. We have taken advantage of reduced reporting requirements in this Prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Being a Controlled Company

Steven Rossi, our founder and Chief Executive Officer, currently owns 100% of our outstanding series A preferred stock, par value 0.001 per share (the “Series A Preferred Stock”), which entitles him to 51% of the voting power of our outstanding voting equity. As a result, we currently meet the definition of a “controlled company” under the corporate governance standards for Nasdaq-listed companies, and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of Nasdaq.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our Board must be independent directors;

●	an exemption from the rule that the compensation of our Chief Executive Officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our Board might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

6

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under this section and the section titled “Risk Factors” contained in the applicable prospectus supplement, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, and the documents incorporated by reference that we may authorize for use in connection with a specific offering. The risks described in this section and in these documents are not the only ones we face, but those that we consider being material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

Our independent registered public accounting firm’s report contains an explanatory paragraph expressing substantial doubt about our ability to continue as a “going concern.”

For the nine months ended September 30, 2025, we had a net loss of approximately $13.1 million (compared to approximately $11.9 million for the nine months ended September 30, 2024). As of September 30, 2025, we had approximately $3.8 million in cash and cash equivalents (compared to $4.9 million at December 31, 2024) and an accumulated deficit of approximately $77.6 million (compared to $64.5 million as of December 31, 2024). Our independent registered public accounting firm’s report on our audited financial statements for the fiscal year ended December 31, 2024 included an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern due, in part, to our historical losses, accumulated deficit, and having never generated profit.

To date, we have primarily relied on capital raised through equity offerings and our equity line to fund operations and our growth strategy. Most recently, in October 2025, we completed a $10 million Regulation A offering, which significantly strengthened our balance sheet. Although management believes these proceeds have alleviated near-term liquidity concerns, until our independent registered public accounting firm issues an audit opinion without a going-concern qualification, investors should continue to consider our historical liquidity risks. Our continuation as a going concern depends on our ability to generate positive cash flows from operations and to secure additional sources of equity and/or debt financing as needed. This going concern risk may materially limit our ability to raise additional funds through the issuance of new debt or equity or may adversely affect the terms upon which such capital may be available. Our inability to obtain sufficient financing on acceptable terms could have a material adverse effect on our financial condition, results of operations, and business prospects. Investors should consider the substantial risks and uncertainties inherent in the Company’s business before investing in the Company’s securities.

We will need additional financing in order to grow our business.

From time to time, in order to expand operations to meet customer demand, we will need to incur additional capital expenditures. These capital expenditures are intended to be funded from third party sources, including the incurring of debt and/or the sale of additional equity securities. In addition to requiring additional financing to fund capital expenditures, we may require additional financing to fund working capital, research and development, sales and marketing, general and administrative expenditures and operating losses. The incurrence of debt creates additional financial leverage and therefore an increase in the financial risk of our operations. The sale of additional equity securities will be dilutive to the interests of current equity holders. In addition, there can be no assurance that such additional financing, whether debt or equity, will be available to us or that it will be available on acceptable commercial terms. Any inability to secure such additional financing on appropriate terms could have a materially adverse impact on our business, financial condition and operating results.

We are a growth stage company with a history of losses and expect to incur significant expenses and continuing losses for the foreseeable future.

We have incurred net losses since our inception. We believe net operating losses will decrease or become net income in the near future as we ramp up sales of our soft covers and AL3 tonneau covers, although we do intend to concurrently invest further into research and development of our AL4 tonneau cover, SOLIS cover, and COR energy storage systems; the market releases for these additional product lines may occur later than we expect or not at all. We are unsure whether we will be profitable in the near future while we continue to ramp up our product offerings, bolster our sales channels, and increase output capacity, and we cannot assure you that we will ever achieve or be able to maintain profitability in the future. Even if we can successfully develop our additional products and attract customers, there can be no assurance that we will be financially successful. For example, as we expand our product portfolio, and expand internationally, we will need to manage costs effectively to sell those products at our expected margins. Failure to become profitable would materially and adversely affect the value of your investment. If we are ever to achieve profitability, it will be dependent upon the successful development and commercial introduction and acceptance of our consumer products and our services, which may not occur.

7

We have only sold tonneau covers, the market size of which is limited. Our long-term results depend upon our ability to successfully introduce and market new products, which may expose us to new and increased challenges and risks.

To date, we have only sold tonneau covers, the market size of which is limited. Our growth strategy depends, in part, on our ability to successfully introduce and market new products, such as our SOLIS cover and COR system, as well as develop new products. As we introduce new products or refine, improve or upgrade versions of existing products, we cannot predict the level of market acceptance or the amount of market share these products will achieve, if any. We cannot assure you that we will not experience material delays in the introduction of new products and services in the future. Consistent with our strategy of offering new products and product refinements, we expect to continue to use a substantial amount of capital for product refinement, research and development, and sales and marketing, which may not provide a return on investment in the event we fail to bring potential products to market. We will need additional capital for product development and refinement, and this capital may not be available on terms favorable to us, if at all, which could adversely affect our business, prospects, financial condition, results of operations, and cash flows. If we are unable to successfully introduce, integrate, and market new products and services, our business, prospects, financial condition, results of operations, and cash flows may be materially and adversely affected.

We may not succeed in establishing, maintaining and strengthening our brand, which would materially and adversely affect customer acceptance of our products and our business, prospects, financial condition, results of operations and cash flows.

Our business and prospects heavily depend on our ability to develop, maintain and strengthen the Worksport brand. If we are not able to establish, maintain and strengthen our brand, we may lose the opportunity to build a critical mass of customers. Our ability to develop, maintain and strengthen our brand will depend heavily on our ability to provide high quality products and engage with our customers as intended, as well as depend on the success of our customer development and marketing efforts. The automobile accessory and parts industry is intensely competitive, and we may not be successful in building, maintaining and strengthening the Worksport brand. Many of our current and potential competitors have greater name recognition, broader customer relationships and substantially greater marketing resources than we do. If we do not develop and maintain a strong brand, our business, prospects, financial condition, results of operations and cash flows could be materially and adversely impacted.

In addition, we could be subject to adverse publicity. In particular, given the popularity of social media, any negative publicity, whether true or not, could quickly proliferate and harm consumer perceptions and confidence in our brand. In addition, from time to time, our products may be evaluated and reviewed by third parties. Any negative reviews or reviews which compare us unfavorably to competitors could adversely affect consumer perception about our products.

The US Central Bank has provided forward-looking guidance of high interest rates for the near future.

We may need to invest in additional machinery, equipment and land if demand for our products is higher than anticipated or if we secure a supplier deal with a major original equipment manufacturer (OEM). With high interest rates, it will be less financially attractive to finance such purchases, which may lead to an otherwise higher burn rate. High interest rates increase the amount that we must pay for our mortgage on our West Seneca, New York property. At the same time, it lowers the attractiveness of refinancing, despite the fact that our anticipated positive future cash flows would allow us to seek financing from a broader selection of lenders.

8

Continued uncertain economic conditions, including inflation and the risk of a global recession could impair our ability to forecast and may harm our business, operating results, including our revenue growth and profitability, financial condition and cash flows.

While U.S. inflation rates have come down from their 2022 highs, the U.S. economy is still experiencing higher than target inflation rates, and high inflation levels persist in many countries worldwide. Historically, we have not experienced significant inflation risk in our business. However, our ability to raise our product prices depends on market conditions, and there may be periods during which we are unable to recover increases in our costs fully. In addition, the global economy suffers from slowing growth and elevated interest rates, and many economists are still unsure whether a global recession may begin in the near future. If the global economy slows, our business would likely be adversely affected.

Also, a recession may result in job loss and lower discretionary funds among potential customers, lowering demand for automotive aftermarket accessories. Part of our consumer base for the SOLIS cover includes workers, particularly those in manufacturing and construction environments, who may have lower job security in the event of a recession and, thus, have lower demand for the SOLIS cover. Commercial real estate values may also decrease, which would lower the value of our production facility in West Seneca, New York.

Our business and operations would suffer in the event of computer system failures, cyberattacks or a deficiency in our cybersecurity or a natural disaster.

There are growing risks related to the security, confidentiality and integrity of personal and corporate information stored and transmitted electronically due to increasingly diverse and sophisticated threats to networks, systems and data security. Potential attacks span a spectrum from attacks by criminal hackers, hacktivists, and nation state or state-sponsored actors, to employee malfeasance and human or technological error. Cyberattacks against companies have increased in frequency and potential harm over time, and the methods used to gain unauthorized access constantly evolve, making it increasingly difficult to anticipate, prevent, and/or detect incidents successfully in every instance.

Despite the implementation of security measures, our internal computer systems, and those of third parties on which we rely (including our vendors, contractors and other third-party partners who process information on our behalf or have access to our systems), are vulnerable to damage from computer viruses, malware, ransomware, phishing attacks and other forms of social engineering, denial-of-service attacks, third party or employee theft or misuse and other negligent actions, natural disasters, terrorism, war, telecommunication and electrical failures, cyberattacks or cyber-intrusions over the internet, security incidents, disruptions, attachments to emails, persons inside our organization, or persons with access to systems inside our organization. The risk of a security breach or disruption, particularly through cyberattacks or cyber intrusion, including by computer hackers, foreign governments, and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. If such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our product development programs. To the extent that any disruption or security breach was to result in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur material legal claims (including class claims) and liability, substantial remediation costs, regulatory enforcement, liability under data protection laws, additional reporting requirements and damage to our reputation, and the further development of our product candidates could be delayed.

9

The U.S. is in a state of low unemployment, and many companies that provide wage-based jobs are having trouble filling open positions.

We need to fill certain positions that do not require specialized knowledge or experience, and we offer competitive pay and benefits in order to attract people as we compete with other local businesses for employment. Competing with local businesses may delay hiring time as well as production scaling timelines. Offering more competitive compensation packages also reduces our potential profits and sets higher forward-looking compensation expectations.

We have demonstrated historical success in less capital-intensive manufacturing in China, but we have not demonstrated success in low-cost, domestic, highly capital-intensive manufacturing.

While we have begun manufacturing in our West Seneca production facility, we are still increasing manufacturing efficiencies by decreasing direct labor, overhead, materials, and scrap costs. Doing so currently demands manufacturing engineering resources, supply chain research, and purchasing negotiations. We may require the assistance of or rely on the availability of third parties to assist us in properly establishing improved processes due to a lack of in-house, capital-intensive domestic manufacturing experience. Lack of experience may create delays, cost inefficiencies in production scaling, and difficulty identifying necessary process improvements.

We may not be able to accurately estimate the demand for our tonneau covers, which could result in inefficiencies in our production and hinder our ability to generate revenue.

If we fail to predict our manufacturing requirements accurately, we will incur the risk of having to pay for production capacities that we reserved but will not be able to use or that we will not be able to secure sufficient additional production capacities at reasonable costs in the event product demand exceeds expectations. A single contract with an OEM or key distributor can significantly increase demand for our products, requiring investments in expanded operational capacity including personnel, equipment and potentially facilities.

Our future growth may be limited.

Our ability to achieve our expansion objectives and to manage our growth effectively depends upon a variety of factors, including our ability to internally develop products, to attract and retain skilled employees, to successfully position and market our products, to protect our existing intellectual property, to capitalize on the potential opportunities we are pursuing with third parties, and to acquire sufficient funding whether internally or externally. To accommodate growth and compete effectively, we will need working capital to maintain adequate inventory levels, develop additional procedures and controls and increase, train, motivate and manage our work force. There is no assurance that our personnel, systems, procedures and controls will be adequate to support our potential future operations. There is no assurance that we will generate higher revenues from our prospective sales partners nor be able to capitalize on additional third-party manufacturers.

We rely on two suppliers for the production of our outsourced soft tonneau covers, which may hinder our ability to grow.

We purchase all of our soft tonneau covers from a supplier located in Foshan, PRC. We carry significant strategic inventories of these finished goods to reduce the risk associated with this concentration of suppliers. Strategic inventories are managed based on demand. While we are now manufacturing hard tonneau covers in the United States, the loss of one or both of these suppliers or a delay in shipments could have a material adverse effect on our soft tonneau cover sales and business.

10

We rely on key personnel, especially Steven Rossi, our Chief Executive Officer, President and Chairman of the Board.

Our success also will depend in large part on the continued service of our key operational and management personnel, including executive staff, research and development, engineering, marketing and sales staff. Most specifically, this includes Steven Rossi, our President and Chief Executive Officer, who oversees the implementation of new products, key customer acquisition and retention, and our overall management and future growth. Any failure on our part to hire, train and retain a sufficient number of qualified professionals could impair our business.

We depend on intellectual property rights that may be infringed upon, and we may infringe upon the intellectual property rights of others.

Our success depends to a significant degree upon our ability to develop, maintain and protect proprietary products and technologies. However, patents provide only limited protection of our intellectual property. The assertion of patent protection involves complex legal and factual determinations and is therefore uncertain and potentially expensive. We cannot provide assurance that patents will be granted with respect to our pending patent applications, that the scope of any patents we might obtain will be sufficiently broad to offer meaningful protection, or that we will develop additional proprietary products that are patentable. In fact, any patents which might issue from our patent applications pending with the United States Patent and Trademark Office could be successfully challenged, invalidated or circumvented. This could result in our pending patent rights failing to create an effective competitive barrier. Losing a significant patent or failing to get a patent issued from a pending patent application we consider significant could have a material adverse effect on our business.

We may not be able to protect our intellectual property rights throughout the world, which could negatively impact our business.

Filing, prosecuting and defending patents covering our current and future product candidates and technology platforms in all countries worldwide would be prohibitively expensive. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we may obtain patent protection but where patent enforcement is not as strong as that in the United States. These products may compete with our products in jurisdictions where we do not have any issued or licensed patents, and any future patent claims or other intellectual property rights may not be effective or sufficient to prevent them from so competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our intellectual property and proprietary rights, generally. Proceedings to enforce our intellectual property and proprietary rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly, could put our patent applications at risk of not issuing, and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property and proprietary rights worldwide may be inadequate to obtain a significant commercial advantage from the intellectual property we develop or license.

11

Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we or any of our licensors are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business, financial condition, results of operations and prospects may be adversely affected.

Our patents might not protect our technology from competitors, in which case we may not have any exclusionary advantage over competitors in selling any products that we may develop.

Our commercial success will depend in part on our ability to obtain additional patents and protect our existing patent position, as well as our ability to maintain adequate intellectual property protection for our technologies, product candidates, and any future products in the United States and other countries. If we do not adequately protect our technology, product candidates and future products, competitors may be able to use or practice them and erode or negate any competitive advantage we may have, which could harm our business and ability to achieve profitability. The laws of some foreign countries do not protect our proprietary rights to the same extent or in the same manner as U.S. laws, and we may encounter significant problems in protecting and defending our proprietary rights in these countries. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary technologies, product candidates and any future products are covered by valid and enforceable patents or are effectively maintained as trade secrets.

Certain aspects of our technologies are protected by patents, patent applications, and trade secrets. In addition, we have a number of new patent applications pending. There is no assurance that the applications still pending or which may be filed in the future will result in the issuance of any patents. Furthermore, there is no assurance as to the breadth and degree of protection any issued patents might afford us. Disputes may arise between us and others as to the scope and validity of these or other patents. Any defense of the patents could prove costly and time- consuming, and there can be no assurance that we will be in a position, or deem it advisable, to carry on such a defense. A suit for patent infringement could result in increasing costs as well as delaying or halting development. Other private and public entities, including universities, may have filed applications for, may have been issued, or may obtain additional patents and other proprietary rights to technology potentially useful or necessary to us. We are not currently aware of any such patents, but the scope and validity of such patents, if any, and the cost and availability of such rights are impossible to predict.

Any trademarks we may obtain may be infringed or successfully challenged, resulting in harm to our business.

We expect to rely on trademarks as one means to distinguish our products from our competitors’ products. Once we select trademarks and apply to register them, our trademark applications may not be approved. Third parties may oppose our trademark applications or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in a loss of brand recognition and could require us to devote resources to advertising and marketing new brands. Our competitors may infringe on our trademarks, and we may not have adequate resources to enforce our trademarks.

Much of our intellectual property is protected as trade secrets or confidential know-how.

We consider proprietary trade secrets to be important to our business. This type of information must be protected diligently by us to protect its disclosure to competitors, since legal protections after disclosure may be minimal or non-existent. Accordingly, much of the value of this intellectual property is dependent upon our ability to keep our trade secrets.

12

To protect this type of information against disclosure or appropriation by competitors, our policy is to require our employees, consultants, contractors and advisors to enter into confidentiality agreements with us. However, current or former employees, consultants, contractors and advisers may unintentionally or willfully disclose our confidential information to competitors, and confidentiality agreements may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. Enforcing a claim that a third party illegally obtained, and is using, trade secrets is expensive, time-consuming and unpredictable. The enforceability of confidentiality agreements may vary from jurisdiction to jurisdiction.

Failure to obtain or maintain trade secret protection could adversely affect our competitive position. Moreover, our competitors may independently develop substantially equivalent proprietary information and may even apply for patent protection in respect of the same. If successful in obtaining such patent protection, our competitors could limit our use of such trade secrets.

We may be subject to claims challenging the inventorship or ownership of our patents and other intellectual property.

We may also be subject to claims that former employees, suppliers, collaborators or other third parties have an ownership interest in our patents or other intellectual property. We may be subject to ownership disputes in the future arising, for example, from conflicting obligations of suppliers, consultants or others who are involved in developing our products. Litigation may be necessary to defend against these and other claims challenging inventorship or ownership. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and employees.

Intellectual property rights do not necessarily address all potential threats to our business.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect our business. The following examples are illustrative:

●	others may be able to develop technologies that are similar to our technology platforms but that are not covered by the claims of any patents, should they issue, that we own or license;

●	we or our licensors might not have been the first to make the inventions covered by the issued patents or pending patent applications that we own or license;

●	we or our licensors might not have been the first to file patent applications covering certain aspects of our inventions;

●	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

●	it is possible that our pending patent applications will not lead to issued patents;

●	issued patents that we own or license may not provide us with any competitive advantages, or may be held invalid or unenforceable as a result of legal challenges;

●	our competitors might conduct research and development activities in the United States and other countries that provide a safe harbor from patent infringement claims for certain research and development activities, as well as in countries where we do not have patent rights, and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

13

●	we may not develop additional proprietary technologies that are patentable; and

●	the patents of others may have an adverse effect on our business.

We may need to defend ourselves against patent or trademark infringement claims, which may be time-consuming and cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may own or obtain patents, trademarks or other proprietary rights that would prevent or limit our ability to make, use, develop or sell our products or components, which could make it more difficult for us to operate our business. The automotive aftermarket has been characterized by significant litigation and other proceedings regarding patents, patent applications and other intellectual property rights. The situations in which we may become parties to such litigation or proceedings may include:

●	litigation or other proceedings we may initiate against third parties to enforce our patent rights or other intellectual property rights;

●	litigation or other proceedings we or our licensee(s) may initiate against third parties seeking to invalidate the patents held by such third parties or to obtain a judgment that our products do not infringe such third parties’ patents; and

●	litigation or other proceedings third parties may initiate against us to seek to enforce their patents and/or invalidate our patents.

If third parties initiate litigation claiming that our products infringe their patent or other intellectual property rights, we will need to defend against such proceedings.

The costs of resolving any patent litigation or other intellectual property proceeding, even if resolved in our favor, could be substantial. Many of our potential competitors will be able to sustain the cost of such litigation and proceedings more effectively than we can because of their substantially greater resources. In some instances, competitors may proceed with litigation or other proceedings pertaining to infringement of their intellectual property as a means to hinder or devaluate the target defendant company, with no intention of the matter being resolved in their favor. Uncertainties resulting from the initiation and continuation of patent litigation or other intellectual property proceedings could have a material adverse effect on our ability to compete in the marketplace. Patent litigation and other intellectual property proceedings may also consume significant management time and costs. Substantial additional costs may be evident in the event that litigation or other proceedings were initiated against us because we would have to seek legal defense or counsel in the province (Canada) or state (U.S.) where the litigation or legal proceedings were filed. Failure to adequately protect our intellectual property rights could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage, and a decrease in our revenue which would adversely affect our business, prospects, financial condition and operating results.

Confidentiality agreements with employees and others may not adequately prevent the disclosure of trade secrets and other proprietary information.

In order to protect our proprietary technology and processes, we also rely in part on confidentiality agreements with our employees, consultants, outsourced manufacturers and other advisors. These agreements may not effectively prevent the disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

14

There are risks associated with outsourced production that may result in a decrease in our profit.

The possibility of delivery delays, product defects and other production-side risks stemming from our use of outsourced manufacturers and suppliers cannot be eliminated. In particular, inadequate production capacity among outsourced manufacturers could result in us being unable to supply enough product amid periods of high product demand, the opportunity costs of which could be substantial.

We have competition for our market share which could harm our sales.

We participate in the automotive aftermarket equipment industry which is highly competitive for a relatively limited customer base. Companies that compete in this market include RealTruck (formerly Truck Hero), Truck Accessories Group, and Agri-Cover, Inc., among others. Many of our current competitors are significantly better funded and have longer operating histories than we do.

In addition, some of our competitors sell their products at prices lower than ours, and we compete primarily on the basis of product quality, features, value, service, and customer relationships. Our competitive success also depends on our ability to maintain a strong brand and the belief that customers will need our products and services to meet their growth requirements. Alternatively, in the case of generic competition, competitors’ products may be of equal or better quality and sold at substantially lower prices than our products. At times, competitors may also release a generic or re-branded version of a current and successful product at a substantially reduced price in efforts to increase revenues or market share. As a result, if we fail to maintain our competitive position, this could have a material adverse effect on our business, cash flow, results of operations, financial position and prospects.

We may not have sufficient product liability insurance to cover potential damages.

The existence of any defects, errors or failures in our products or the misuse of our products could also lead to product liability claims or lawsuits against us. While we had $5,000,000 in umbrella coverage on top of our $1,000,000 aggregate product liability coverage as of the date of this prospectus, we have no assurance that this insurance will be adequate to protect us from all material judgments and expenses related to potential future claims or that these levels of insurance will be available at economical prices, if at all. To that extent, product liability insurance is conditional and up for further investigation. A successful product liability claim could result in substantial costs for us. Even if we are fully insured as it relates to a claim, a claim could nevertheless diminish our brand and divert management’s attention and resources, which could have a negative impact on our business, financial condition and results of operations.

We may produce products of inferior quality which would cause us to lose customers.

Although we make an effort to ensure the high quality of our light truck tonneau cover products, they could from time to time contain defects, anomalies or malfunctions that are undetectable at the time of shipment. These defects, anomalies or malfunctions could be discovered after our products are shipped to customers, resulting in the return or exchange of our products, customers’ claims for compensatory damages or discontinuation of the use of our products, which could negatively impact our operating results. We do not presently have product recall (or similar function) insurance that protects a company against broad-scale product manufacturing defects, engineering defects and the costs related to a broad product recall such as shipping, replacement or repairs. Even if in place, there is no guarantee that the full costs of any reimbursements or claims, lawsuits or litigation would be covered by such insurance.

15

Geopolitical conditions, including direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results.

Geopolitical conditions, including but not limited to acts of war, terrorism, political and social instability, may negatively impact our business operations and financial performance. Our business activities could face interruptions due to such unpredictable geopolitical events. Notably, the recent escalation of military conflict by Russia in Ukraine in February 2022, the internal conflict within Sudan that erupted in April 2023 between the Rapid Support Forces and the Sudanese Armed Forces, and the conflict initiated by Hamas against Israel in October 2023, leading to a war in Gaza, have all contributed to a tense geopolitical climate. This tension has also encouraged Houthi attacks on commercial vessels in the Red Sea and hindered diplomatic efforts in the Middle East. Moreover, ongoing conflicts in regions such as Ethiopia and Myanmar further underscore the global nature of these geopolitical risks.

In reaction to the invasion of Ukraine by Russia, the United States along with several other nations have enforced substantial sanctions and export controls on Russia and Belarus, as well as on certain individuals and enterprises linked to their political, commercial, and financial sectors. There is a possibility that additional sanctions, trade restrictions, and retaliatory measures may be adopted should these conflicts persist or escalate. The full ramifications of these and other global conflicts are challenging to predict but may lead to increased geopolitical tension, regional instability, shifts in geopolitical alliances, cyber threats, or interruptions in energy exports. These outcomes could have a considerable negative effect on international trade, currency exchange rates, regional economies, and the global economic landscape.

Given these uncertainties, it is difficult to ascertain the full impact these geopolitical developments may have on our Company. However, it is anticipated that such conflicts and the resultant responses could elevate our operational costs, disrupt our supply chain, diminish our sales and profits, hinder our ability to secure additional funding on favorable terms, or adversely affect our overall business health and operational results.

We currently, and may in the future, have assets held at financial institutions that may exceed the insurance coverage offered by the Federal Deposit Insurance Corporation (“FDIC”), the loss of such assets would have a severe negative effect on our operations and liquidity.

We may maintain our cash assets at certain financial institutions in the U.S. in amounts that may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit of $250,000. In the event of a failure of any financial institutions where we maintain our deposits or other assets, we may incur a loss to the extent such loss exceeds the FDIC insurance limitation, which could have a material adverse effect upon our liquidity, financial condition and our results of operations.

Risks Associated with Manufacturing in China

Evolving U.S. trade regulations and policies with China may in the future have a material and adverse effect on our business, financial condition and results of operations.

Our soft tonneau covers and some raw materials are sourced from China. The U.S. government has recently imposed a 10% “fentanyl” tariff on imports from China, and there is an increasing risk of further tariff increases. Any restrictions or tariffs imposed on products that we or our suppliers import for sale or production in the United States would adversely and directly impact our cost of goods sold and could force us to seek alternative suppliers, which may not be as cost effective or readily available. In addition, changes in U.S. trade regulations and policies could have an adverse impact on trade relations between the United States and certain foreign countries, which could materially and adversely affect our relationships with our international suppliers and reduce the supply of goods available to us. Further, we cannot predict the extent to which the United States will adopt changes to existing trade regulations and policies, which creates uncertainties in planning our sourcing strategies and forecasting our margins. To mitigate this risk, while the COR energy storage system will be built initially in China, we and our manufacturing partner for the COR energy storage system are actively exploring U.S. production options for 2026 and 2027. However, transitioning to domestic production may involve significant costs, regulatory approvals and operational challenges, and there is no guarantee that it will be operational in the anticipated timeframe. If additional tariffs are imposed on our products, or other retaliatory trade measures are taken, our costs could increase, and we may be required to raise our prices, which could materially and adversely affect our results. In addition, extended trade tensions and regulatory uncertainties may disrupt our supply chain, delay production or negatively impact our ability to compete in the market.

16

There are risks associated with outsourced production in China and their laws which may have a material adverse effect on our financial stability.

We have historically purchased all our soft tonneau cover finished goods from two suppliers in China. Changes in Chinese laws and regulations, or their interpretation, or the imposition of confiscatory taxation or restrictions are matters over which we have no control. While the Chinese government has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization, there is no assurance that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

For example, the Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited and, in turn, our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If our business ventures with Chinese manufacturers and suppliers are unsuccessful, or other adverse circumstances arise from these transactions, we face the risk that the parties to these ventures may seek ways to terminate the transactions. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination.

Any rights we may have to specific performance or to seek an injunction under Chinese law are severely limited, and, without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations in such guises as currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises.

In that context, we may have to evaluate the feasibility of acquiring alternative or fallback manufacturing capabilities to support the production of our existing and future soft tonneau cover products. Such a development could adversely affect our cost structure inasmuch as we would be required to support sales at an acceptable cost and might have relatively limited time to adapt. We have not manufactured our own soft tonneau covers in the past and are not planning to do so in the short term. That is because developing these technological capabilities and building or purchasing a facility will increase our expenses with no guarantee that we will be able to recover our investment in our manufacturing capabilities.

We engage in cross-border sales transactions which present tax risks among other obstacles.

Cross-border sales transactions carry a risk of changes in import tax and/or duties related to the import and export of our product, which can result in pricing changes, which will affect revenues and earnings. Cross-border sales transactions carry other risks including, but not limited to, changing regulations, wait times, customs inspection and lost or damaged product.

17

We are subject to foreign currency risk which may adversely affect our net profit.

We are subject to foreign exchange risk as we manufacture our products in China, market extensively in both Canadian and U.S. markets, and employ people residing in both the U.S. and Canada. Meanwhile, we report results of operations in U.S. Dollars (USD or US$). Since our Canadian customers pay in Canadian Dollars, we are subject to gains and losses due to fluctuations in the USD relative to the Canadian Dollar. While having our soft tonneau covers manufactured in China, our manufacturers are paid in USD to better avoid the relatively greater fluctuation of the Chinese Yuan (RMB). Any large fluctuations in the exchange between the RMB and USD may cause product costs to increase, therefore affecting revenues and profits, potentially adversely.

Risks Associated with our Bitcoin Strategy

Our bitcoin acquisition strategy may expose us to various risks associated with bitcoin.

Our bitcoin acquisition strategy may expose us to various risks associated with bitcoin, including the following:

Bitcoin is a highly volatile asset. Bitcoin is a highly volatile asset that has traded below $75,000 per bitcoin and above $125,000 per bitcoin on Coinbase in the twelve (12) months preceding the date of the registration statement of which this prospectus is a part. The trading price of bitcoin was significantly lower during prior periods, and such decline may occur again in the future.

Bitcoin does not pay interest or dividends. Bitcoin does not pay interest or other returns and we can only generate cash from our bitcoin holdings if we sell our bitcoin or implement strategies to create income streams or otherwise generate cash by using our bitcoin holdings. Even if we pursue any such strategies, we may be unable to create income streams or otherwise generate cash from our bitcoin holdings, and any such strategies may subject us to additional risks.

Our bitcoin acquisition strategy has not been tested. Although we believe bitcoin, due to its limited supply, has the potential to serve as a hedge against inflation in the long term, the short-term price of bitcoin declined in recent periods during which the inflation rate increased. Some investors and other market participants may disagree with our bitcoin acquisition strategy or actions we undertake to implement it. If bitcoin prices were to decrease or our bitcoin acquisition strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our common stock would be materially adversely impacted.

We will be subject to counterparty risks, including in particular risks relating to our custodians. Although we intend to implement various measures that are designed to mitigate our counterparty risks, including by storing substantially all of the bitcoin we may own in custody accounts at U.S.-based, institutional-grade custodians and negotiating contractual arrangements intended to establish that our property interest in custodially-held bitcoin is not subject to claims of our custodians’ creditors, applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. If our custodially-held bitcoin were nevertheless considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such bitcoin and this may ultimately result in the loss of the value related to some or all of such bitcoin. Even if we are able to prevent our bitcoin from being considered the property of a custodian’s bankruptcy estate as part of an insolvency proceeding, it is possible that we would still be delayed or may otherwise experience difficulty in accessing our bitcoin held by the affected custodian during the pendency of the insolvency proceedings. Any such outcome could have a material adverse effect on our financial condition and the market price of our common stock.

18

The broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price, and use of bitcoin. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, including Signature Bank and Silvergate Bank, SEC enforcement actions against Coinbase, Inc. and Binance Holdings Ltd., the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by Nevada’s Department of Business and Industry, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, its parent company Digital Currency Group, Inc., and former partner Gemini Trust Company, have highlighted the counterparty risks applicable to owning and transacting in digital assets. Any similar bankruptcies, closures, liquidations and other events may not result in any loss or misappropriation of our intended bitcoin holdings, or adversely impact our access to our bitcoin holdings. Or, any such bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry may negatively impact the adoption rate, price, and use of bitcoin, limit the availability to us of financing collateralized by bitcoin, or create or expose additional counterparty risks.

Changes in the accounting treatment of our bitcoin holdings could have significant accounting impacts, including increasing the volatility of our results. In December 2023, the FASB issued ASU 2023-08, which upon our adoption will require us to measure in-scope crypto assets (including our bitcoin holdings) at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our bitcoin in net income each reporting period. ASU 2023-08 will also require us to provide certain interim and annual disclosures with respect to our bitcoin holdings. The standard is effective for our interim and annual periods beginning January 1, 2025, with a cumulative-effect adjustment to the opening balance of retained earnings as of the beginning of the annual reporting period in which we adopt the guidance. Due in particular to the volatility in the price of bitcoin, we expect the adoption of ASU 2023-08 to have a material impact on our financial results in future periods, increase the volatility of our financial results, and affect the carrying value of our bitcoin on our balance sheet, and it could also have adverse tax consequences, which in turn could have a material adverse effect on our financial results and the market price of our common stock. Additionally, as a result of ASU 2023-08 requiring a cumulative-effect adjustment to our opening balance of retained earnings as of the beginning of the annual period in which we adopt the guidance and not permitting retrospective restatement of our historical financial statements, our future results will not be comparable to results from periods prior to our adoption of the guidance.

The broader digital assets industry, including the technology associated with digital assets, the rate of adoption and development of, and use cases for, digital assets, market perception of digital assets, and the legal, regulatory, and accounting treatment of digital assets are constantly developing and changing, and there may be additional risks in the future that are not possible to predict.

Changes in our ownership of bitcoin could have accounting, regulatory and other impacts. While we currently intend to own bitcoin directly, we may investigate other potential approaches to owning bitcoin, including indirect ownership (for example, through ownership interests in a fund that owns bitcoin). If we were to own all or a portion of our bitcoin in a different manner, the accounting treatment for our bitcoin, our ability to use our bitcoin as collateral for additional borrowings, and the regulatory requirements to which we are subject, may correspondingly change. For example, the volatile nature of bitcoin may force us to liquidate our holdings to use it as collateral, which could be negatively effected by any disruptions in the crypto market, and if liquidated, the value of the collateral would not reflect potential gains in market value of bitcoin, all of which could negatively affect our business and implementation of our bitcoin strategy.

19

Bitcoin, XRP and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

Bitcoin, XRP and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. For example, the U.S. executive branch, the SEC, the European Union’s Markets in Crypto Assets Regulation, among others have been active in recent years, and in the U.K., the Financial Services and Markets Act 2023, or FSMA 2023 became law. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and bitcoin specifically. The consequences of increased regulation of digital assets and digital asset activities could adversely affect the market price of bitcoin and in turn adversely affect the market price of our common stock.

Moreover, the risks of engaging in a bitcoin treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of bitcoin in particular, may also impact the price of bitcoin and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of bitcoin may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to bitcoin, institutional demand for bitcoin as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for bitcoin as a means of payment, and the availability and popularity of alternatives to bitcoin. Even if growth in bitcoin adoption occurs in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term.

Because bitcoin has no physical existence beyond the record of transactions on the bitcoin blockchain, a variety of technical factors related to the bitcoin blockchain could also impact the price of bitcoin. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of bitcoin transactions, hard “forks” of the bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the bitcoin blockchain and negatively affect the price of bitcoin. The liquidity of bitcoin may also be reduced and damage to the public perception of bitcoin may occur, if financial institutions were to deny or limit banking services to businesses that hold bitcoin, provide bitcoin-related services or accept bitcoin as payment, which could also decrease the price of bitcoin. Similarly, the open-source nature of the bitcoin blockchain means the contributors and developers of the bitcoin blockchain are generally not directly compensated for their contributions in maintaining and developing the blockchain, and any failure to properly monitor and upgrade the bitcoin blockchain could adversely affect the bitcoin blockchain and negatively affect the price of bitcoin.

20

Recent actions by U.S. banking regulators have reduced the ability of bitcoin-related services providers to gain access to banking services and liquidity of bitcoin may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for bitcoin and other digital assets.

Regulatory change reclassifying bitcoin or XRP as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of bitcoin and the market price of our common stock.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in the 1940 Act, and are not registered as an “investment company” under the 1940 Act as of the date of the registration statement of which this prospectus forms a part.

While senior SEC officials have stated their view that bitcoin is not a “security” for purposes of the federal securities laws, and that XRP is not a “security” in connection with secondary transactions, a contrary determination by the SEC could lead to our classification as an “investment company” under the 1940 Act, if the portion of our assets consists of investments in bitcoins exceeds 40% safe harbor limits prescribed in the 1940 Act, which would subject us to significant additional regulatory controls that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business.

We monitor our assets and income for compliance under the 1940 Act and seek to conduct our business activities in a manner such that we do not fall within its definitions of “investment company” or that we qualify under one of the exemptions or exclusions provided by the 1940 Act and corresponding SEC regulations. If bitcoin or XRP is determined to constitute a security for purposes of the federal securities laws, we would take steps to reduce the percentage of bitcoins and XRP, as applicable, that constitute investment assets under the 1940 Act. These steps may include, among others, selling bitcoins that we might otherwise hold for the long term and deploying our cash in non-investment assets, and we may be forced to sell our bitcoins at unattractive prices. We may also seek to acquire additional non-investment assets to maintain compliance with the 1940 Act, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid being deemed to be an investment company in accordance with the safe harbor. If we were unsuccessful, and if bitcoin is determined to constitute a security for purposes of the federal securities laws, then we would have to register as an investment company, and the additional regulatory restrictions imposed by 1940 Act could adversely affect the market price of bitcoin or XRP and in turn adversely affect the market price of our common stock.

21

We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.

As bitcoin, XRP and other digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. For examples, see “—Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty” above.

If bitcoin or XRP is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of bitcoin and in turn adversely affect the market price of our common stock. See “—Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of bitcoin and the market price of our common stock” above. Moreover, the risks of us engaging in a bitcoin treasury strategy have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

Our intended bitcoin holdings may be less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the bitcoin and XRP markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our bitcoin at favorable prices or at all. For example, a number of bitcoin trading venues temporarily halted deposits and withdrawals in 2022. As a result, our bitcoin holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, bitcoin we may hold with our custodians and transact with our trade execution partners may not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered bitcoin or otherwise generate funds using our bitcoin holdings, including in particular during times of market instability or when the price of bitcoin has declined significantly. If we are unable to sell our bitcoin or XRP, enter into additional capital raising transactions using bitcoin or XRP as collateral, or otherwise generate funds using our bitcoin or XRP holdings, or if we are forced to sell our bitcoin or XRP at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

Due to the unregulated nature and lack of transparency surrounding the operations of many bitcoin and XRP trading venues, bitcoin and XRP trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in bitcoin and XRP trading venues and adversely affect the value of our bitcoin and XRP.

Bitcoin and XRP trading venues are relatively new and, in many cases, unregulated. Furthermore, there are many bitcoin and XRP trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in bitcoin and XRP trading venues, including prominent exchanges that handle a significant volume of bitcoin and XRP trading and/or are subject to regulatory oversight, in the event one or more bitcoin and XRP trading venues cease or pause for a prolonged period the trading of bitcoin, XRP or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

22

In 2019, there were reports claiming that 80-95% of bitcoin trading volume on trading venues was false or non-economic in nature, with specific focus on unregulated exchanges located outside of the United States. The SEC also alleged as part of its June 5, 2023, complaint that Binance Holdings Ltd. committed strategic and targeted “wash trading” through its affiliates to artificially inflate the volume of certain digital assets traded on its exchange. The SEC has also brought recent actions against individuals and digital asset market participants alleging such persons artificially increased trading volumes in certain digital assets through wash trades, or repeated buying and selling of the same assets in fictitious transactions to manipulate their underlying trading price. Such reports and allegations may indicate that the bitcoin market is significantly smaller than expected and that the United States makes up a significantly larger percentage of the bitcoin market than is commonly understood. Any actual or perceived false trading in the bitcoin market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of our bitcoin. Negative perception, a lack of stability in the broader bitcoin markets and the closure, temporary shutdown or operational disruption of bitcoin trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the bitcoin ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in bitcoin and the broader bitcoin ecosystem and greater volatility in the price of bitcoin. For example, in 2022, each of Celsius Network, Voyager Digital, Three Arrows Capital, FTX, and BlockFi filed for bankruptcy, following which the market prices of bitcoin and other digital assets significantly declined. In addition, in June 2023, the SEC announced enforcement actions against Coinbase, Inc., and Binance Holdings Ltd., two providers of large trading venues for digital assets, which similarly was followed by a decrease in the market price of bitcoin and other digital assets. These were followed in November 2023, by an SEC enforcement action against Payward Inc. and Payward Ventures Inc., together known as Kraken, another large trading venue for digital assets. The price of our common stock may be affected by the value of our bitcoin holdings, the failure of a major participant in the bitcoin ecosystem could have a material adverse effect on the market price of our common stock.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin or XRP, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected.

Currently, we intend to hold any bitcoin and XRP we may own, in custody accounts at U.S.-based institutional-grade digital asset custodians. Security breaches and cyberattacks are of particular concern with respect to our bitcoin and XRP. Bitcoin, XRP and other blockchain-based cryptocurrencies and the entities that provide services to participants in the bitcoin ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

●	a partial or total loss of our bitcoin in a manner that may not be covered by insurance or the liability provisions of the custody;

●	harm to our reputation and brand;

●	improper disclosure of data and violations of applicable data privacy and other laws; or

●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

23

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader bitcoin blockchain ecosystem or in the use of the bitcoin network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to bitcoin and XRP, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt, to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the bitcoin industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.

The acceptance of blockchain and digital assets as payment on our platform introduces significant risks, including, without limitation, regulatory uncertainty, market volatility, and operational challenges.

Digital assets are subject to evolving legal and regulatory frameworks in the U.S. and internationally. Any change in laws regulating or enforcement actions pertaining to digital assets may restrict the use of these assets, including bitcoin and XRP, expose us to penalties and increase compliance costs, among other things. In addition, the value of digital assets is highly volatile and may fluctuate due to market dynamics, macroeconomic factors or technical vulnerabilities, potentially reducing their liquidity and utility as a payment method.

Our ability to convert digital asset payments into fiat currency may be impaired during periods of market instability, while funds stored in digital assets lack protections offered by institutions such as the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. The integration of blockchain payment systems may expose us to risks of cyberattacks, fraud, or technical failures, potentially resulting in financial losses or reputational damage. The limited familiarity of consumers and institutions with digital assets may also hinder adoption and increase operational costs, while evolving tax obligations and reporting requirements related to digital asset transactions might create additional issues and risks relating to compliance. These factors may negatively affect our business, financial condition and results of operations.

24

The uncertainty of the effect of repealing existing regulations may adversely affect our business operations and financial condition.

On January 31, 2025, an executive order was signed requiring federal agencies to repeal at least 10 existing regulations for every new regulation enacted. This order introduces significant regulatory uncertainty that may affect us, as agencies may delay rulemaking, eliminate critical compliance guidelines or reduce enforcement mechanisms relating to standards and requirements regarding the manufacturing and sale of our products. The impact of this order could be substantial as regulatory agencies may face internal constraints when implementing new rules, leading to uncertain compliance expectations, potential gaps in oversight and inconsistent enforcement of industry standards.

In addition, extended approval timelines for any product certifications and safety compliance reviews may disrupt product launches, supply chain planning and market expansion strategies. The uncertainty surrounding which regulations will be repealed or retained may also affect strategic partnerships with automobile companies, corporate sustainability goals and investor confidence. We may need to allocate additional resources to regulatory monitoring, compliance adaptation and risk mitigation strategies, further increasing operational costs and potentially reducing profitability.

If agencies fail to provide clear guidance on the implementation of this executive order, our business may experience compliance ambiguity, leading to potential litigation risks, regulatory penalties or costly operational adjustments, which could adversely affect our business operations and financial condition.

Risks Related to Ownership of Our Securities

We have a large number of authorized but unissued shares of our common stock which will dilute existing ownership positions when issued.

As of November 14, 2025, our authorized capital stock consists of 45,000,000 shares of common stock, of which approximately 32,059,795 remain available for issuance, including shares of common stock issuable upon the exercise of outstanding warrants and conversion of the outstanding shares of 435,564 Series C Preferred Stock (as defined elsewhere in this prospectus). Our management will continue to have broad discretion to issue shares of our common stock in a range of transactions, including capital-raising transactions, mergers, acquisitions and other transactions, without obtaining stockholder approval, unless stockholder approval is required under law or the rules of Nasdaq or any other trading market on which our common stock may be listed. If our management determines it be appropriate to issue shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future and is not required to obtain stockholder approval, your ownership position would be diluted without your further ability to vote on that transaction.

Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our common stock.

Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market prices of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the market prices of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

25

We may need, but be unable, to obtain additional funding on satisfactory terms, which could dilute our stockholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities, and, in the future, we hope to rely on revenues generated from operations to fund the cash requirements of our activities. However, there can be no assurance that we will be able to generate any significant cash from our operating activities in the future. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the common stock will likely include financial and other covenants that will restrict our financing and/or operational flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding, and our ability to secure new sources of funding could be impaired.

Our stock ownership structure has the effect of concentrating voting control with our Chief Executive Officer and Chairman, Steven Rossi, which will limit the ability of other shareholders to influence the outcome of important decisions.

Steven Rossi currently owns 100% of our outstanding Series A Preferred Stock which entitles him to 51% of the voting power of our outstanding voting equity. Subject to any fiduciary duties owed to our other stockholders under Nevada law, Mr. Rossi is able to exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have some control over our management and policies. Mr. Rossi may have interests that are different from yours. For example, Mr. Rossi may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of our Company or otherwise discourage a potential acquirer from attempting to obtain control of our Company, which in turn could reduce the price of our stock. In addition, Mr. Rossi could use his voting influence to maintain our existing management and directors in office, delay or prevent changes in control of our Company, or support or reject other management and Board proposals that are subject to stockholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions.

If research analysts do not publish research about our business, or if they issue unfavorable commentary or downgrade our common stock, our stock price and trading volume could decline.

The trading market for our securities may depend in part on the research and reports that research analysts publish about us and our business. If we do not maintain adequate research coverage, or if any of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, the price of our common stock could decline. If one or more of our research analysts ceases to cover our business or fails to publish reports on us regularly, demand for our securities could decrease, which could cause the price of our common stock or trading volume to decline.

Anti-takeover provisions in our charter documents and Nevada law could discourage, delay or prevent a change of control of our Company and may affect the trading price of our common stock.

We are a Nevada corporation, and the anti-takeover provisions of the Nevada Control Shares Acquisition Act may discourage, delay or prevent a change of control by limiting the voting rights of control shares acquired in a control share acquisition. In addition, our Articles of Incorporation, and our amended and restated bylaws (“Bylaws”) may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Among other things, our Articles of Incorporation and Bylaws:

●	authorize the issuance of “blank check” preferred stock that could be issued by our Board in response to a takeover attempt;
●	provide that vacancies on our Board, including newly created directorships, may be filled only by a majority vote of directors then in office, except a vacancy occurring by reason of the removal of a director without cause shall be filled by vote of the stockholders; and
●	limit who may call special meetings of stockholders.

These provisions could have the effect of delaying or preventing a change of control, whether or not it is desired by, or beneficial to, our stockholders.

26

We do not intend to pay dividends on our common stock in the foreseeable future.

We currently do not expect to declare any dividends on our common stock in the foreseeable future. Any decision to declare or pay dividends in the future will be at the discretion of our board of directors. Accordingly, your only opportunity to achieve a return on your investment in our common stock may be if the market price of our common stock appreciates and you sell your shares at a profit. The market price for our common stock may never exceed, and may fall below, the price that you pay for such common stock. See “Dividend Policy” on page 27.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We intend to retain future earnings, if any, to finance the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our financial condition, results of operations, capital requirements, business prospects and other factors our Board deems relevant, and subject to the restrictions contained in any future financing instruments.

THE SECURITIES WE MAY OFFER

We may offer and sell, at any time and from time to time:

●	shares of our common stock;

●	shares of our preferred stock;

●	warrants to purchase shares of our common stock, preferred stock and/or debt securities;

●	debt securities consisting of debentures, notes or other evidences of indebtedness;

●	units consisting of a combination of the foregoing securities; or

●	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered by us, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

We may offer up to $30,00,000 of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

27

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes some of the terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you and is subject to and qualified in its entirety by reference to our Articles of Incorporation and Bylaws, which are filed as exhibits to our most recent Annual Report on Form 10-K and are incorporated by reference herein. We encourage you to read our Articles of Incorporation and our Bylaws for additional information.

As of November 14, 2025, our authorized capital stock presently consists of 45,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share.

Common Stock

As of November 14, 2025, there were 8,254,389 shares of our common stock outstanding and held of record by 176 stockholders, including 0 shares of restricted common stock subject to forfeiture or our right of repurchase.

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably any dividends, as may be declared by the Board out of funds legally available therefor, subject to the rights of the holders of preferred stock. Upon the liquidation, dissolution or winding up of our Company, the holders of common stock are entitled to receive ratably our net assets available after the payment of our debts and other liabilities. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable.

In the event of our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding.

We have never declared or paid any cash dividends on our common stock. We have no present plan to declare and pay any dividends on our common stock in the near future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. Any future determination to pay dividends will be at the discretion of our Board, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board considers relevant.

Preferred Stock

Our Articles of Incorporation authorizes the issuance of 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share, of which there are 100 shares of Series A Preferred Stock, no shares of series B preferred stock (the Series B Preferred Stock) and 435,564 shares of Series C Preferred Stock issued and outstanding.

The Board may provide for the issue of any or all of the unissued and undesignated shares of the preferred stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such shares and as may be permitted by law, without stockholder approval.

28

Our Board has the right to establish one or more series of preferred stock without stockholder approval. Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of preferred stock will be available for issuance at the discretion of our Board without further action by our stockholders. Our Board is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate, if any, of the series;

●	the dates at which dividends, if any, will be payable;

●	the redemption rights and price or prices, if any, for shares of the series;

●	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

●	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our Company;

●	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our Company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates and provisions for any adjustments to such prices or rates, the date or dates as of which the shares will be convertible, and all other terms and conditions upon which the conversion may be made;

●	the ranking of such series with respect to dividends and amounts payable on our liquidation, dissolution or winding-up, which may include provisions that such series will rank senior to our common stock with respect to dividends and those distributions;

●	restrictions on the issuance of shares of the same series or any other class or series; or

●	voting rights, if any, of the holders of the series.

The issuance of preferred stock could adversely affect, among other things, the voting power of holders of common stock and the likelihood that stockholders will receive dividend payments and payments upon our liquidation, dissolution or winding up. The issuance of preferred stock could also have the effect of delaying, deferring or preventing a change in control of us.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms related to the offering. They will include, where applicable:

●	the title and stated value of the series of preferred stock and the number of shares constituting that series;

●	the number of shares of the series of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of preferred stock of the series;

●	the date from which dividends on shares of preferred stock of the series shall cumulate, if applicable;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the procedures for any auction and remarketing, if any, for shares of preferred stock of the series;

29

●	the provision for redemption or repurchase, if applicable, of shares of preferred stock of the series;

●	any listing of the series of shares of preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which shares of preferred stock of the series will be convertible into shares of preferred stock of another series or common stock, including the conversion price, or manner of calculating the conversion price;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred stock;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in shares of preferred stock of the series will be represented by global securities;

●	any other specific terms, preferences, rights, limitations or restrictions of the series of shares of preferred stock;

●	a discussion of any material United States federal income tax consequences of owning or disposing of the shares of preferred stock of the series;

●	the relative ranking and preferences of shares of preferred stock of the series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●	any limitations on issuance of any series of shares of preferred stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Series A Preferred Stock

We are authorized to issue up to 100 shares of Series A Preferred Stock, and have done so. All 100 outstanding shares of Series A Preferred Stock are held by Steven Rossi, the Company’s Chief Executive Officer. The Series A Preferred Stock is entitled to 51% of the total power of the Company regardless of the number of shares of Series A Preferred Stock that are outstanding. The Series A Preferred Stock are not: (i) convertible into any other securities of the Company, (ii) entitled to dividends or (iii) to receive any distributions in the event of a liquidation or winding up of the Company.

Series B Preferred Stock

We are authorized to issue up to 100,000 shares of our Series B Preferred Stock.

The holders of the Series B Preferred Stock are entitled to receive dividends upon payment of any dividend on the Common Stock of the Company as if the Series B Preferred Stock had been converted into Common Stock.

In the event of the liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series B Preferred Stock are entitled to receive prior and in preference to any distribution of the assets of the Company to the holders of the common stock an amount per share equal to the price per share actually paid to the Company upon the initial issuance of Series B Preferred Stock plus any declared but unpaid dividends.

30

The Series B Preferred Stock is not convertible nor non-redeemable. Each outstanding share of Series B Preferred Stock is entitled to vote on any matter put forth to the holders of the common stock equal to the number of shares of common stock divided by the original issue price of each share of Series B Preferred Stock divided by $0.000000001.

As of the date of this prospectus, there were no shares of Series B Preferred Stock nor any securities convertible into shares of Series B Preferred Stock outstanding.

Series C Preferred Stock

We are authorized to issue up to 3,100,000 shares of our Series C Preferred Stock. The following is a summary of the material terms of our Series C Preferred Stock.

From June 2025 to October 2025, Worksport conducted a Regulation A offering pursuant to an offering statement on Form 1-A (File No. 024-12604) qualified by the SEC on May 7, 2025. In the offering, we sold and issued an aggregate of 3,074,588 units for $3.25 per unit. Each unit consisted of one share of Series C Preferred Stock and one warrant for the right to purchase one (1) share of common stock at an exercise price of $4.50 per share from the date of issuance until the third day of issuance.

Ranking. The Series C Preferred Stock, as to dividend rights and rights upon our liquidation, dissolution or winding-up, ranks senior to all classes or series of our Common Stock. The terms of the Series C Preferred Stock will not limit our ability to (i) incur indebtedness or (ii) issue additional equity securities that are equal or junior in rank to the shares of our Series C Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up.

Dividends. Holders of our Series C Preferred Stock are entitled to receive, when and as declared by our Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 8.0% of the $3.25 liquidation preference per year, for a period of two (2) years (equivalent to $0.26 per year), payable monthly in arrears on the 15th day of January, April, July and October. Dividends on the Series A Preferred Stock accumulate whether or not we are able to pay such dividends under certain of our agreements or even if such dividends are legally restricted or prohibited. We will not pay or declare and set apart for payment any dividends (other than a dividend paid in common stock or other stock ranking junior to the Series C Preferred Stock) on our Common Stock or other stock that ranks junior to or on parity with the Series C Preferred Stock unless we also have either paid or declared and set apart for payment full cumulative dividends on the Series C Preferred Stock for all past dividend periods.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our Series C Preferred Stock are entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $3.25, plus an amount equal to any accumulated and unpaid dividends to the date of payment, before any distribution or payment may be made to holders of shares of common stock or any other class or series of our equity securities ranking junior to the Series C Preferred Stock.

Maturity Date. The shares of our Series C Preferred Stock have no maturity date, and we will not be required to redeem shares of our Series C Preferred Stock at any time except as otherwise described under the caption “Series C Preferred Share Call Rights.” Accordingly, the shares of our Series C Preferred Stock will remain outstanding indefinitely unless we decide, at our option, to exercise our call right or the holder exercises their put right.

31

Optional and Mandatory Conversion. At any time after issuance, our Series C Preferred Stock are convertible into one (1) share of our Common Stock at the option of the holder. The shares underlying the Series C Preferred Stock will be qualified in this Offering. At any time after issuance, upon the occurrence of any of the following events, the Company shall have the right to direct the mandatory conversion of the Series C Preferred Stock: (i) a change in control; (ii) if the price of the Common Stock closes at or above $5.00 per share for 10 consecutive trading days; and (iii) if the Company consummates a firm commitment public offering of Common Stock for gross proceeds of at least $15 million at an offering price per share equal to or greater than $5.00. In addition, on the date that is two (2) years from the final closing of this offering, any outstanding shares of Series C Preferred Stock will automatically convert into shares of Common Stock.

Limited Voting Rights. The holders of our Series C Preferred Stock generally have no voting rights. In the future, we may not authorize or issue any class or series of equity securities ranking senior to the Series C Preferred Stock as to dividends or distributions upon liquidation (including securities convertible into or exchangeable for any such senior equity securities) or amend our amended and restated articles of incorporation, as amended (whether by merger, consolidation or otherwise), to materially, and adversely change the terms of the Series C Preferred Stock without the affirmative vote of at least a majority of the votes entitled to be cast on such matter by holders of our outstanding shares of Series C Preferred Stock, voting together as a class.

As of the date of November 14, 2025, there were 435,564 shares of Series C Preferred Stock outstanding.

Anti-Takeover Provisions of Nevada Law and Charter Documents

Anti-Takeover Effects of Certain Provisions of Nevada Law and Nevada Anti-takeover Statutes.

Certain provisions of the Nevada Revised Statutes, or NRS, as described below, may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests.

Combinations with Interested Stockholders Statutes

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless (1) the corporation’s board of directors approves, in advance, either the combination itself, or the transaction by which such person becomes an interested stockholder, or (2) the combination is approved by the board of directors and 60% of the then-outstanding voting power of the corporation’s stockholders not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of the prior approval described above, certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder.

For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an interested stockholder. These statutes generally apply to “resident domestic corporations,” namely Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment.

32

Our original articles of incorporation include a provision providing that at such time, if any, that we become a “resident domestic corporation” as defined in the NRS, we will not be subject to, or governed by, any of the provisions of NRS 78.411 to 78.444, inclusive, as amended from time to time, or any successor statute. As a result, pursuant to NRS 78.434, the “combinations with interested stockholders” statutes will not apply to us, unless our Articles of Incorporation are subsequently amended to provide that we are subject to those provisions.

Acquisition of Controlling Interest Statutes

Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.3793, inclusive, contain provisions governing the acquisition of stockholder voting power above specified thresholds in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

In our Bylaws, we have elected not to be governed by, and to otherwise opt out of, the provisions of NRS 78.378 to 78.3793, inclusive. Absent such provision in our Bylaws, these statutes would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our Articles of Incorporation or Bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise.

NRS 78.139(4) also provides that directors of a Nevada corporation may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to, or not in, the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies that the directors are entitled, but not required, to consider when exercising their directorial powers pursuant to NRS 78.138(4).

The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Articles of Incorporation and Bylaw Provisions.

Our Articles of Incorporation and Bylaws contain provisions that might have an anti-takeover effect. These provisions, which are summarized below, may have the effect of delaying, deterring or preventing a change in control of our Company. They could also impede a transaction in which our stockholders might receive a premium over the then-current market price of our common stock and our stockholders’ ability to approve transactions that they consider to be in their best interests.

33

Articles of Incorporation. Our authorized but unissued shares of common stock and preferred stock are available for our Board to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.

Bylaws. Certain provisions of our Bylaws may be considered to have anti-takeover effects, including advance notice requirements for director nominations and other stockholder proposals. Our Bylaws establish advance notice procedures for stockholder proposals to be brought before an annual meeting of stockholders, and for proposed nominations of candidates for election to our Board at an annual or special meeting of stockholders. Generally, such notices must be received by our corporate secretary at our principal executive offices, in the case of an annual meeting, between 90 days and 120 days prior to the first anniversary of the preceding year’s annual meeting and, in the case of a special meeting called for the purpose of electing directors, between 90 and 120 days prior to the date of the special meeting or within 10 days after the day on which public announcement of the date of the special meeting is first made by us. In addition, our Board has the authority to amend or repeal our Bylaws, or to adopt new bylaws, which could have the effect of delaying, deterring or preventing a change of control.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “WKSP.”

Transfer Agent and Registrar

Our transfer agent and registrar is Odyssey Trust Company, located at Stock Exchange Tower, 1230– 300 5th Avenue SW Calgary, Alberta, T2P 3C4, with a telephone number of (888) 290-1175.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

34

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of Worksport.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

36

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

37

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

38

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

39

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act of 1939 (“Trust Indenture Act”), the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

40

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

41

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

42

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

43

General

We may issue units comprised of one or more shares of our common stock or preferred stock, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

●	the rights and obligations of the unit agent, if any;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Our Common Stock,” “Description of Debt Securities” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

44

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any applicable trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker, or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	the performance of third-party service providers;

●	how it handles securities payments and notices;

45

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

46

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

●

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

47

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; (v) through the distribution of subscription rights; (vi) in “at the market,” equity line or similar offerings to or through a market maker or into an existing trading market, or a securities exchange or otherwise; or (vii) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers from certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

48

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Sichenzia Ross Ference Carmel LLP located in New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Lumsden & McCormick, LLP our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Our consolidated financial statements are incorporated by reference in reliance on Lumsden & McCormick LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 that we filed with the Commission under the Securities Act and does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are part of the registration statement or the exhibits to the reports or other document incorporated into this prospectus for a copy of such contract agreement or other document. Because we are subject to the information and reporting requirements under the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the Commission. Our filings with the Commission are available to the public over the Commission’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C., 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. In addition, you can find more information about us on our website at worksport.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

49

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, and any information filed with the SEC after the date of this prospectus will automatically be deemed to update and supersede information contained in this prospectus and any accompanying prospectus supplement.

The following documents previously filed with the SEC are incorporated by reference in this prospectus:

●	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 27, 2025;

●	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 15, 2025;

●	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, filed with the SEC on August 13, 2025;

●	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, filed with the SEC on November 13, 2025;

●	Preliminary Information Statement on Schedule 14C filed with the SEC on April 17, 2025, and Definitive Information Statement on Schedule 14C filed with the SEC on April 28, 2025

●	Preliminary Proxy Statement on Schedule 14A filed with the SEC on October 20, 2025, and Definitive Proxy Statement on Schedule 14A filed with the SEC on October 31, 2025;

●	The Registrant’s Current Report on Form 8-K filed with the SEC on February 28, 2025, March 21, 2025, June 18, 2025, September 5, 2025, to the extent the information in such report is filed and not furnished; and

●	The description of the Registrant’s common stock, which is contained in a registration statement on Form 8-A12B filed with the SEC on July 27, 2021 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (888) 554-8789 or by writing to us at the following address:

Worksport Ltd.

2500 N America Dr

West Seneca, New York 14224

Attn: Steven Rossi, Chief Executive Officer

50

WORKSPORT LTD

Shares of Common Stock

Up to $493,000

PROSPECTUS SUPPLEMENT

August 7, 2026